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                                                                      Exhibit 23

                         Consent of Independent Auditors
                         -------------------------------

             We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-11335) pertaining to the McDonald & Company Investments, Inc. Stock Option Plan, Registration Statement (Form S-8 Number 33-37603) pertaining to the McDonald & Company Investments, Inc. 1990 Stock Option Plan for Outside Directors, Registration Statement (Form S-8 Number 33-54521) pertaining to the McDonald & Company Investments, Inc. 1993 Stock Bonus Plan, Registration Statement (Form S-8 Number 33-65491) pertaining to the McDonald & Company Investments, Inc. 1995 Stock Bonus Plan, and Registration Statement (Form S-8 Number 33-65489) pertaining to the McDonald & Company Investments, Inc. 1995 Key Employees Stock Option Plan, of our report dated May 6, 1997, with respect to the consolidated financial statements of McDonald & Company Investments, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended March 28, 1997.

                                                       /s/ Ernst & Young LLP

Cleveland, Ohio
June 18, 1997

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